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Filed Pursuant to Rule 424(c)
with respect to Registration Statements No. 333-105991

SAN RAFAEL BANCORP
851 IRWIN STREET
SAN RAFAEL CALIFORNIA 94901
(415) 454-1212

Supplement No. 2 dated February 4, 2004 to
Prospectus dated October 20, 2003 and Supplement No. 1 to the Prospectus dated January 14, 2004

The Prospectus and Supplement No. 1 to the Prospectus are further supplemented as follows:

INSIDE COVER PAGE

The inside cover of the Prospectus is amended to provide:

ARIZONA INVESTORS ONLY

  Each potential investor domiciled in Arizona MUST meet the suitability standards set forth in Section 44-1845(B)(2), specifically:

    THAT EACH POTENTIAL ARIZONA INVESTOR IN THE SECURITIES SATISFIES EITHER OF THE FOLLOWING CONDITIONS:

      •
      MINIMUM OF $150,000, OR $200,000 WHEN COMBINED WITH SPOUSE, IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION THAT THE INVESTOR WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

      •
      MINIMUM NET WORTH OF $350,000, OR $400,000 WHEN COMBINED WITH SPOUSE, EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES, WITH THE INVESTMENT NOT EXCEEDING 10 PERCENT OF THE NET WORTH OF THE INVESTOR, TOGETHER WITH SPOUSE, IF APPLICABLE.

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  Sticker for October 20, 2003 Prospectus

        The prospectus has been supplemented by Supplement No. 1 dated January 14, 2004 and Supplement No. 2 dated February 4, 2004, both enclosed with the prospectus.

        Supplement No. 1.    The disclosures contained in the prospectus are qualified by the additional disclosures contained in the supplement concerning the engagement of a broker to assist in the offering on a best efforts basis and the inclusion of information from San Rafael Bancorp's Quarterly Report on Form 10-QSB for the Quarter ended September 30, 2003 and a Current Report on Form 8-K, reporting publication of San Rafael Bancorp's 4th Quarter and Year End 2003 earnings.

        Supplement No. 2.    The disclosure contained in the prospectus is amended to include the suitability standards for Arizona Investors.

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ARIZONA INVESTORS ONLY